Exhibit 99.1
Delek US Holdings Reports Second Quarter 2024 Results

•Net loss of $37.2 million or $(0.58) per share, adjusted net loss of $59.3 million or $(0.92) per share, adjusted EBITDA of $107.5 million
•Since the end of 1Q' 2024, we have successfully progressed our SOTP strategy:
Delek US (DK):
◦Entered into an agreement to sell our retail assets for $385 million
◦Signed a fuel supply agreement with FEMSA for ten years
Delek Logistics (DKL):
◦DK & DKL agreed to amend and extend intercompany contracts for a period of up to seven years
◦DK executed a drop-down of Wink to Webster ("W2W") into DKL
◦DKL signed an agreement to acquire H2O Midstream, further adding to its third party cash flows
◦DKL announced the final investment decision (FID) on a new gas processing plant
•Paid $16.0 million of dividends and increased regular quarterly dividend to $0.255 per share in July

BRENTWOOD, Tenn.-- August 6, 2024 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its second quarter ended June 30, 2024.
“We are excited about the significant progress we have made on our 'Sum of the Parts' efforts,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “We concluded the strategic review of our retail assets. Following the review, we have announced the sale of our retail business to FEMSA. Delek US & Delek Logistics executed on 'win-win' contract amendments and extensions as well as drop-down of our interest in the Wink to Webster pipeline. A combination of our retail sale, drop-down of our interest in the Wink to Webster pipeline, and amendments & extensions of contracts between DK & DKL will allow for a cash infusion of over $500mm in DK with little to no loss in standalone DK EBITDA. At the same time, a combination of contract extensions, acquisition of Wink to Webster interest, new processing plant and acquisition of H2O Midstream will enable DKL to continue to have among the best combination of cash flow growth and distributions amongst its peers.”
"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, making further progress on our strategic initiatives, and delivering shareholder value while maintaining our financial strength and flexibility,” Soreq concluded.

For the intercompany transactions, Barclays was the exclusive financial advisor and Bradley Arant Boult Cummings LLP was the legal advisor to Delek US.

Delek US Results

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2024	2023	2024	2023
Net (loss) income attributable to Delek US	$(37.2)	$(8.3)	$(69.8)	$56.0
Diluted (loss) income per share	$(0.58)	$(0.13)	$(1.09)	$0.84
Adjusted net (loss) income	$(59.3)	$65.2	$(85.5)	$157.9
Adjusted net (loss) income per share	$(0.92)	$1.00	$(1.33)	$2.36
Adjusted EBITDA	$107.5	$259.4	$266.2	$544.0

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Refining Segment
The refining segment Adjusted EBITDA was $42.1 million in the second quarter 2024 compared with $212.4 million in the same quarter last year, which reflects other inventory impacts of $14.6 million and $96.5 million for second quarter 2024 and 2023, respectively. The decrease over 2023 is primarily due to lower refining crack spreads, partially offset by higher sales volume. During the second quarter 2024, Delek US's benchmark crack spreads were down an average of 21.1% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the second quarter 2024 was $100.6 million compared with $90.9 million in the prior year quarter. The increase over last year's second quarter was driven by strong contributions from Delaware Gathering systems in addition to annual rate increases.
Retail Segment
For the second quarter 2024, Adjusted EBITDA for the retail segment was $12.4 million compared with $15.0 million in the prior-year period. The decrease over 2023 is primarily due to decreased sales as a result of remodeling activities and decreased margins.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(47.6) million in the second quarter 2024 compared with a loss of $(58.9) million in the prior-year period. The decreased losses were driven by lower employee related expenses.
Shareholder Distributions
On July 31, 2024, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on August 19, 2024 to shareholders of record on August 12, 2024.
Liquidity
As of June 30, 2024, Delek US had a cash balance of $657.9 million and total consolidated long-term debt of $2,461.7 million, resulting in net debt of $1,803.8 million. As of June 30, 2024, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $5.1 million of cash and $1,566.3 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $652.8 million in cash and $895.4 million of long-term debt, or a $242.6 million net debt position.
Second Quarter 2024 Results | Conference Call Information
Delek US will hold a conference call to discuss its second quarter 2024 results on Tuesday, August 6, 2024 at 11:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) second quarter 2024 earnings conference call that will be held on Tuesday August 6, 2024 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 250 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 72.6% (including the general partner interest) of Delek Logistics Partners, LP at June 30, 2024.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking

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statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the Delaware Gathering Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering business following its acquisition; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the timing for closing and the possible benefits of the retail and H20 Midstream transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit) and unrealized hedging (gain) loss;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$657.9	$822.2
Accounts receivable, net	771.4	783.7
Inventories, net of inventory valuation reserves	1,010.4	981.9
Other current assets	61.2	78.2
Total current assets	2,500.9	2,666.0
Property, plant and equipment:
Property, plant and equipment	4,799.4	4,690.7
Less: accumulated depreciation	(2,013.6)	(1,845.5)
Property, plant and equipment, net	2,785.8	2,845.2
Operating lease right-of-use assets	133.5	148.2
Goodwill	729.4	729.4
Other intangibles, net	284.3	296.2
Equity method investments	386.9	360.7
Other non-current assets	122.7	126.1
Total assets	$6,943.5	$7,171.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,861.4	$1,814.3
Current portion of long-term debt	9.5	44.5
Current portion of obligation under Inventory Intermediation Agreement	—	0.4
Current portion of operating lease liabilities	51.0	54.7
Accrued expenses and other current liabilities	642.9	771.2
Total current liabilities	2,564.8	2,685.1
Non-current liabilities:
Long-term debt, net of current portion	2,452.2	2,555.3
Obligation under Inventory Intermediation Agreement	472.2	407.2
Environmental liabilities, net of current portion	32.8	110.9
Asset retirement obligations	26.2	43.3
Deferred tax liabilities	262.1	264.1
Operating lease liabilities, net of current portion	96.0	111.2
Other non-current liabilities	54.4	35.0
Total non-current liabilities	3,395.9	3,527.0
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 82,085,570 shares and 81,539,871 shares issued at June 30, 2024 and December 31, 2023, respectively	0.8	0.8
Additional paid-in capital	1,175.8	1,113.6
Accumulated other comprehensive loss	(4.8)	(4.8)
Treasury stock, 17,575,527 shares, at cost, at June 30, 2024 and December 31, 2023, respectively	(694.1)	(694.1)
Retained earnings	328.1	430.0
Non-controlling interests in subsidiaries	177.0	114.2
Total stockholders’ equity	982.8	959.7
Total liabilities and stockholders’ equity	$6,943.5	$7,171.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$3,421.7	$4,195.6	$6,649.3	$8,119.9
Cost of sales:
Cost of materials and other	3,099.4	3,766.6	5,896.7	7,206.2
Operating expenses (excluding depreciation and amortization presented below)	185.1	188.7	398.9	359.5
Depreciation and amortization	80.7	82.6	167.1	159.4
Total cost of sales	3,365.2	4,037.9	6,462.7	7,725.1
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	26.3	31.1	52.1	58.1
General and administrative expenses	63.1	75.8	127.5	147.3
Depreciation and amortization	11.4	6.8	20.2	13.4
Asset impairment	22.1	—	22.1	—
Other operating income, net	(79.9)	(6.1)	(81.5)	(16.9)
Total operating costs and expenses	3,408.2	4,145.5	6,603.1	7,927.0
Operating income	13.5	50.1	46.2	192.9
Interest expense, net	77.7	80.4	165.4	156.9
Income from equity method investments	(30.4)	(25.5)	(52.3)	(40.1)
Other expense (income), net	—	0.5	(0.7)	(6.6)
Total non-operating expense, net	47.3	55.4	112.4	110.2
(Loss) income before income tax (benefit) expense	(33.8)	(5.3)	(66.2)	82.7
Income tax (benefit) expense	(7.7)	(3.8)	(14.9)	12.0
Net (loss) income	(26.1)	(1.5)	(51.3)	70.7
Net income attributed to non-controlling interests	11.1	6.8	18.5	14.7
Net (loss) income attributable to Delek	$(37.2)	$(8.3)	$(69.8)	$56.0
Basic (loss) income per share	$(0.58)	$(0.13)	$(1.09)	$0.84
Diluted (loss) income per share	$(0.58)	$(0.13)	$(1.09)	$0.84
Weighted average common shares outstanding:
Basic	64,213,899	65,773,609	64,117,943	66,359,537
Diluted	64,213,899	65,773,609	64,117,943	66,835,322

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(48.4)	$95.1	$118.3	$490.2
Cash flows from investing activities:
Net cash used in investing activities	(62.5)	(57.8)	(104.1)	(279.9)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	15.4	(80.7)	(178.5)	(230.0)
Net decrease in cash and cash equivalents	(95.5)	(43.4)	(164.3)	(19.7)
Cash and cash equivalents at the beginning of the period	753.4	865.0	822.2	841.3
Cash and cash equivalents at the end of the period	$657.9	$821.6	$657.9	$821.6

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Significant Transactions During the Quarter Impacting Results:
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the second quarter 2024, we recorded restructuring costs totaling $22.6 million ($17.5 million after-tax) associated with our business transformation. The second quarter 2024 included a $22.1 million impairment related to the decision to temporary idle the Crossett, Arkansas, Cleburne, Texas and New Albany, Mississippi biodiesel facilities, while we explore viable and sustainable alternatives. Our decision to idle these facilities was driven by the decline in the overall biodiesel market and aligns with our continued operational and cost optimization efforts. Restructuring costs of $22.1 million are recorded in asset impairment, $0.1 million are recorded in general and administrative expenses and $0.4 million are included in operating expenses in our consolidated statements of income.

Insurance and Settlement Recoveries
During the second quarter 2024, we received insurance and third party recoveries related to the fire events that occurred during 2021 and 2022, which unfavorably impacted our results in 2021 and 2022. For the three months ended June 30, 2024, we have recognized an additional $14.5 million ($11.2 million after-tax) of property recoveries, which were recorded in other operating income on the consolidated statement of income. These recoveries are not included as an Adjusting item in Adjusted net income and Adjusted EBITDA.
During the second quarter 2024, we received third party recoveries related to the fire events that occurred during 2021, which unfavorably impacted our results in 2021. For three months ended June 30, 2024, we recognized a gain of $10.6 million ($8.2 million after-tax) related to business interruption claims which were recorded in other operating income on the consolidated statement of income. Because business interruption losses are economic in nature rather than recognized, the related recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA. We have additional claims that are outstanding and still pending which could be recognized in future quarters.

Property Settlement
On June 27, 2024, we settled a dispute that was in litigation related to a property that we historically operated as an asphalt and marine fuel terminal both as an owner and, subsequently, as a lessee under an in-substance lease agreement (the “License Agreement”). The settlement included the purchase of the property for $10.0 million and $42.0 million for settlement of the litigation for a total of $52.0 million. As a result of the termination of the License Agreement, we are no longer obligated to remove equipment from the property for certain development activities and as a result we reversed the $17.9 million asset retirement obligation recorded in connection with the Delek/Alon Merger, effective July 1, 2017. Additionally, as a result of the settlement we reduced the non-contingent guarantee and environmental liability which resulted in a gain of $77.5 million. The net gain from this settlement totaled $53.4 million and is recorded in other operating income, net in the condensed consolidated statements of income.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2024	2023	2024	2023

Reported net (loss) income attributable to Delek US	$(37.2)	$(8.3)	$(69.8)	$56.0
Adjusting items (1)
Inventory LCM valuation (benefit) loss	(1.9)	(7.9)	(10.7)	(9.6)
Tax effect	0.4	1.8	2.4	2.2
Inventory LCM valuation (benefit) loss, net	(1.5)	(6.1)	(8.3)	(7.4)
Other inventory impact	14.6	96.5	13.2	173.6
Tax effect	(3.3)	(21.8)	(3.0)	(39.1)
Other inventory impact, net (2) (3)	11.3	74.7	10.2	134.5
Business interruption insurance and settlement recoveries	(10.6)	(4.7)	(10.6)	(9.8)
Tax effect	2.4	1.1	2.4	2.2
Business interruption insurance and settlement recoveries, net (2)	(8.2)	(3.6)	(8.2)	(7.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	6.7	9.1	(25.5)
Tax effect	—	(1.5)	(2.0)	5.7
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	0.1	5.2	7.1	(19.8)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	6.3	—
Tax effect	—	—	(1.4)	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net (4)	0.1	—	4.9	—
Restructuring costs	22.6	4.3	25.8	2.9
Tax effect	(5.1)	(1.0)	(5.8)	(0.7)
Restructuring costs, net (2)	17.5	3.3	20.0	2.2
Property settlement	(53.4)	—	(53.4)	—
Tax effect	12.0	—	12.0	—
Property settlement, net (2)	(41.4)	—	(41.4)	—
Total adjusting items (1)	(22.1)	73.5	(15.7)	101.9
Adjusted net (loss) income	$(59.3)	$65.2	$(85.5)	$157.9
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share (unaudited)	2024	2023	2024	2023

Reported diluted (loss) income per share	$(0.58)	$(0.13)	$(1.09)	$0.84
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	(0.02)	(0.09)	(0.13)	(0.11)
Other inventory impact (3) (4)	0.18	1.14	0.16	2.01
Business interruption insurance and settlement recoveries (3)	(0.13)	(0.05)	(0.13)	(0.11)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	0.08	0.11	(0.30)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (5)	—	—	0.08	—
Restructuring costs (3)	0.27	0.05	0.31	0.03
Property settlement (3)	(0.64)	—	(0.64)	—
Total adjusting items (1)	(0.34)	1.13	(0.24)	1.52
Adjusted net (loss) income per share	$(0.92)	$1.00	$(1.33)	$2.36
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2024	2023	2024	2023
Reported net (loss) income attributable to Delek US	$(37.2)	$(8.3)	$(69.8)	$56.0
Add:
Interest expense, net	77.7	80.4	165.4	156.9
Income tax expense (benefit)	(7.7)	(3.8)	(14.9)	12.0
Depreciation and amortization	92.1	89.4	187.3	172.8
EBITDA attributable to Delek US	124.9	157.7	268.0	397.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.9)	(7.9)	(10.7)	(9.6)
Other inventory impact (1) (2)	14.6	96.5	13.2	173.6
Business interruption insurance and settlement recoveries (1)	(10.6)	(4.7)	(10.6)	(9.8)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	6.7	9.1	(25.5)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	0.1	—	6.3	—
Restructuring costs (1)	22.6	4.3	25.8	2.9
Property settlement (1)	(53.4)	—	(53.4)	—
Net income attributable to non-controlling interest	11.1	6.8	18.5	14.7
Total Adjusting items	(17.4)	101.7	(1.8)	146.3
Adjusted EBITDA	$107.5	$259.4	$266.2	$544.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

10 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended June 30, 2024
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$17.3	$100.6	$12.4	$(5.4)	$124.9
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.9)	—	—	—	(1.9)
Other inventory impact (1) (2)	14.6	—	—	—	14.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	—	—	0.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	0.1	—	—	—	0.1
Restructuring costs (1)	22.5	—	—	0.1	22.6
Business interruption settlement recoveries (1)	(10.6)	—	—	—	(10.6)
Property settlement (1)	—	—	—	(53.4)	(53.4)
Net income attributable to non-controlling interest	—	—	—	11.1	11.1
Total Adjusting items	24.8	—	—	(42.2)	(17.4)
Adjusted Segment EBITDA	$42.1	$100.6	$12.4	$(47.6)	$107.5

	Three Months Ended June 30, 2023
$ in millions (unaudited)	Refining (4)	Logistics	Retail	Corporate, Other and Eliminations (4)	Consolidated
Segment EBITDA Attributable to Delek US	$121.8	$90.9	$15.0	$(70.0)	$157.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(7.9)	—	—	—	(7.9)
Other inventory impact (1) (2)	96.5	—	—	—	96.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.7	—	—	—	6.7
Restructuring costs	—	—	—	4.3	4.3
Business interruption insurance recoveries	(4.7)	—	—	—	(4.7)
Net income attributable to non-controlling interest	—	—	—	6.8	6.8
Total Adjusting items	90.6	—	—	11.1	101.7
Adjusted Segment EBITDA	$212.4	$90.9	$15.0	$(58.9)	$259.4

11 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Six Months Ended June 30, 2024
$ in millions (unaudited)	Refining (4)	Logistics	Retail	Corporate, Other and Eliminations (4)	Consolidated
Segment EBITDA Attributable to Delek US	$122.4	$200.3	$18.9	$(73.6)	$268.0
Adjusting items
Net inventory LCM valuation (benefit) loss	(10.7)	—	—	—	(10.7)
Other inventory impact (1) (2)	13.2	—	—	—	13.2
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.1	—	—	—	9.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	6.3	—	—	—	6.3
Restructuring costs (1)	22.5	—	—	3.3	25.8
Business interruption settlement recoveries (1)	(10.6)	—	—	—	(10.6)
Property settlement (1)	—	—	—	(53.4)	(53.4)
Net income attributable to non-controlling interest	—	—	—	18.5	18.5
Total Adjusting items	29.8	—	—	(31.6)	(1.8)
Adjusted Segment EBITDA	$152.2	$200.3	$18.9	$(105.2)	$266.2

	Six Months Ended June 30, 2023
$ in millions (unaudited)	Refining (4)	Logistics	Retail	Corporate, Other and Eliminations (4)	Consolidated
Segment EBITDA Attributable to Delek US	$317.3	$182.3	$21.4	$(123.3)	$397.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(9.6)	—	—	—	(9.6)
Other inventory impact (1) (2)	173.6	—	—	—	173.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(25.5)	—	—	—	(25.5)
Restructuring costs	—	—	—	2.9	2.9
Business interruption insurance recoveries	(9.8)	—	—	—	(9.8)
Net income attributable to non-controlling interest	—	—	—	14.7	14.7
Total Adjusting items	128.7	—	—	17.6	146.3
Adjusted Segment EBITDA	$446.0	$182.3	$21.4	$(105.7)	$544.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.
(4) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.

12 |

Refining Segment Selected Financial Information	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	91	91	182	181
Total sales volume - refined product (average barrels per day ("bpd")) (1)	320,514	305,688	313,541	288,795
Total production (average bpd)	311,957	291,715	302,340	279,230

Crude oil	303,177	282,493	288,865	265,441
Other feedstocks	12,877	12,988	17,487	16,642
Total throughput (average bpd)	316,054	295,481	306,352	282,083

Total refining production margin per bbl total throughput	$7.07	$9.29	$9.72	$12.68
Total refining operating expenses per bbl total throughput	$5.02	$5.43	$5.45	$5.51

Total refining production margin ($ in millions)	$203.3	$249.9	$542.2	$647.2
Supply, marketing and other ($ millions) (2)	(33.6)	114.6	(99.1)	96.2
Total adjusted refining margin ($ in millions)	$169.7	$364.5	$443.1	$743.4

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	72.0%	75.9%	71.7%	73.2%
Gulf Coast Sweet crude	7.5%	4.0%	6.9%	4.3%
Local Arkansas crude oil	3.2%	3.9%	3.3%	4.2%
Other	17.3%	16.2%	18.1%	18.3%

Crude utilization (% based on nameplate capacity) (4)	100.4%	93.5%	95.7%	87.9%

Tyler, TX Refinery
Days in period	91	91	182	181
Products manufactured (average bpd):
Gasoline	36,539	37,672	36,953	28,276
Diesel/Jet	33,705	33,029	31,905	23,091
Petrochemicals, LPG, NGLs	1,873	3,031	1,928	1,890
Other	1,674	1,829	1,445	1,803
Total production	73,791	75,561	72,231	55,060
Throughput (average bpd):
Crude oil	73,818	72,955	70,805	51,501
Other feedstocks	1,849	3,955	3,161	4,323
Total throughput	75,667	76,910	73,966	55,824

Tyler refining production margin ($ in millions)	$69.6	$97.1	$173.0	$164.3
Per barrel of throughput:
Tyler refining production margin	$10.11	$13.87	$12.85	$16.26
Operating expenses	$4.83	$3.78	$5.05	$5.29
Crude Slate: (% based on amount received in period)
WTI crude oil	80.1%	86.5%	81.3%	78.7%
East Texas crude oil	19.9%	13.5%	18.7%	21.3%

Capture rate (3)	55.8%	54.3%	62.5%	56.0%
El Dorado, AR Refinery
Days in period	91	91	182	181
Products manufactured (average bpd):
Gasoline	38,659	34,220	40,100	36,121
Diesel	31,880	27,948	30,958	27,830
Petrochemicals, LPG, NGLs	1,003	1,521	1,293	1,406
Asphalt	9,193	6,641	8,749	7,177
Other	2,089	1,185	1,442	967
Total production	82,824	71,515	82,542	73,501
Throughput (average bpd):
Crude oil	83,312	71,449	81,747	72,040
Other feedstocks	1,421	2,011	2,412	3,278
Total throughput	84,733	73,460	84,159	75,318

13 |

Refining Segment Selected Financial Information (continued)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
El Dorado refining production margin ($ in millions)	$21.5	$40.5	$92.2	$133.5
Per barrel of throughput:
El Dorado refining production margin	$2.79	$6.06	$6.02	$9.79
Operating expenses	$4.12	$5.00	$4.41	$4.73
Crude Slate: (% based on amount received in period)
WTI crude oil	66.5%	68.4%	66.5%	65.2%
Local Arkansas crude oil	11.7%	16.6%	11.6%	15.6%
Other	21.8%	15.0%	21.9%	19.2%

Capture rate (3)	15.4%	23.7%	29.3%	33.7%
Big Spring, TX Refinery
Days in period	91	91	182	181
Products manufactured (average bpd):
Gasoline	34,271	33,582	32,123	36,032
Diesel/Jet	27,086	20,774	24,766	23,194
Petrochemicals, LPG, NGLs	3,287	3,034	4,362	3,083
Asphalt	2,841	1,630	2,464	1,636
Other	5,928	1,907	4,795	2,272
Total production	73,413	60,927	68,510	66,217
Throughput (average bpd):
Crude oil	69,342	59,240	64,395	63,590
Other feedstocks	4,701	3,020	5,053	3,818
Total throughput	74,043	62,260	69,448	67,408

Big Spring refining production margin ($ in millions)	$60.1	$65.5	$136.0	$185.3
Per barrel of throughput:
Big Spring refining production margin	$8.92	$11.55	$10.76	$15.18
Operating expenses	$6.35	$8.91	$7.15	$7.24
Crude Slate: (% based on amount received in period)
WTI crude oil	70.2%	66.7%	71.4%	71.0%
WTS crude oil	29.8%	33.3%	28.6%	29.0%

Capture rate (3)	50.3%	45.5%	54.4%	53.6%
Krotz Springs, LA Refinery
Days in period	91	91	182	181
Products manufactured (average bpd):
Gasoline	39,037	41,191	38,907	41,517
Diesel/Jet	32,468	31,968	30,356	32,373
Heavy oils	1,033	3,725	1,882	3,618
Petrochemicals, LPG, NGLs	4,924	6,588	5,328	6,730
Other	4,467	240	2,584	214
Total production	81,929	83,712	79,057	84,452
Throughput (average bpd):
Crude oil	76,705	78,848	71,918	78,309
Other feedstocks	4,906	4,002	6,861	5,224
Total throughput	81,611	82,850	78,779	83,533

Krotz Springs refining production margin ($ in millions)	$52.1	$46.8	$140.9	$164.1
Per barrel of throughput:
Krotz Springs refining production margin	$7.02	$6.21	$9.83	$10.85
Operating expenses	$4.95	$4.74	$5.43	$4.97
Crude Slate: (% based on amount received in period)
WTI Crude	72.1%	77.4%	68.6%	78.5%
Gulf Coast Sweet Crude	27.2%	15.0%	26.2%	14.7%
Other	0.7%	7.6%	5.2%	6.8%

Capture rate (3)	52.8%	54.9%	60.3%	71.3%
(1)     Includes sales to other segments which are eliminated in consolidation.

14 |

(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 17 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	73,320	61,260	73,166	62,131
Refined products pipelines	60,575	44,966	61,904	49,957
SALA Gathering System	13,024	13,041	13,005	13,509
East Texas Crude Logistics System	23,259	30,666	21,481	26,690
Midland Gathering Assets	206,933	221,876	210,196	221,993
Plains Connection System	210,033	255,035	233,438	247,856
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	76,237	73,309	76,280	74,008
Crude oil gathering (average bpd)	123,927	117,017	123,718	110,408
Water disposal and recycling (average bpd)	116,916	127,195	118,592	107,848

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (2)	71,082	69,310	68,779	52,158
Big Spring wholesale marketing throughputs (average bpd)	81,422	75,164	79,019	76,763
West Texas wholesale marketing throughputs (average bpd)	11,381	9,985	10,678	9,454
West Texas wholesale marketing margin per barrel	$2.99	$7.01	$2.60	$6.27
Terminalling throughputs (average bpd) (3)	159,260	134,323	147,937	113,926
(1) Mcfd - average thousand cubic feet per day.
(2) Excludes jet fuel and petroleum coke.
(3) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Number of stores (end of period)	250	247	250	247
Average number of stores	250	247	250	247
Average number of fuel stores	245	242	245	242
Retail fuel sales (thousands of gallons)	43,126	45,687	82,809	85,651
Average retail gallons sold per average number of fuel stores (in thousands)	176	189	339	354
Average retail sales price per gallon sold	$3.16	$3.25	$3.13	$3.26
Retail fuel margin ($ per gallon) (1)	$0.31	$0.34	$0.30	$0.31
Merchandise sales (in millions)	$79.6	$84.3	$150.4	$158.2
Merchandise sales per average number of stores (in millions)	$0.3	$0.3	$0.6	$0.6
Merchandise margin %	32.9%	33.9%	33.2%	33.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Same-Store Comparison (2)	(Unaudited)		(Unaudited)

Change in same-store fuel gallons sold	(4.0)%	(1.5)%	(1.8)%	(1.6)%
Change in same-store merchandise sales	(5.2)%	0.1%	(4.7)%	2.4%

15 |

(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended June 30, 2024
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,097.9	$107.7	$216.1	$—	$3,421.7
Inter-segment fees and revenues	209.3	156.9	—	(366.2)	—
Total revenues	$3,307.2	$264.6	$216.1	$(366.2)	$3,421.7
Cost of sales	3,356.4	190.2	176.0	(357.4)	3,365.2
Gross margin	$(49.2)	$74.4	$40.1	$(8.8)	$56.5

	Three Months Ended June 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,849.0	$113.9	$232.7	$—	$4,195.6
Inter-segment fees and revenues	203.5	133.0	—	(336.5)	—
Total revenues	$4,052.5	$246.9	$232.7	$(336.5)	$4,195.6
Cost of sales	3,996.9	179.0	188.5	(326.5)	4,037.9
Gross margin	$55.6	$67.9	$44.2	$(10.0)	$157.7

	Six Months Ended June 30, 2024
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$6,019.5	$220.2	$409.6	$—	$6,649.3
Inter-segment fees and revenues	396.0	296.5	—	(692.5)	—
Total revenues	$6,415.5	$516.7	$409.6	$(692.5)	$6,649.3
Cost of sales	6,423.5	370.8	334.7	(666.3)	6,462.7
Gross margin	$(8.0)	$145.9	$74.9	$(26.2)	$186.6

	Six Months Ended June 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$7,449.8	$232.4	$437.7	$—	$8,119.9
Inter-segment fees and revenues	397.2	258.0	—	(655.2)	—
Total revenues	$7,847.0	$490.4	$437.7	$(655.2)	$8,119.9
Cost of sales	7,651.4	349.1	358.5	(633.9)	7,725.1
Gross margin	$195.6	$141.3	$79.2	$(21.3)	$394.8

16 |

Pricing Statistics	Three Months Ended June 30,		Six Months Ended June 30,
(average for the period presented)	2024	2023	2024	2023

WTI — Cushing crude oil (per barrel)	$80.83	$73.57	$78.95	$74.78
WTI — Midland crude oil (per barrel)	$81.73	$74.40	$80.17	$75.98
WTS — Midland crude oil (per barrel)	$80.99	$73.55	$79.26	$74.48
LLS (per barrel)	$83.69	$75.67	$81.73	$77.27
Brent (per barrel)	$85.06	$77.74	$83.42	$79.94

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$18.12	$25.54	$20.55	$29.04
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$17.72	$25.42	$19.80	$28.32
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$13.29	$11.32	$16.29	$15.23

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.30	$2.34	$2.26	$2.37
Gulf Coast Ultra low sulfur diesel (per gallon)	$2.44	$2.38	$2.53	$2.62
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.89	$1.45	$1.92	$1.68
Natural gas (per MMBTU)	$2.37	$2.33	$2.24	$2.53
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S. Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). For 2024, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

17 |

Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2024	2023	2024	2023
Gross margin	$(49.2)	$55.6	$(8.0)	$195.6
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	148.6	153.8	314.4	292.9
Depreciation and amortization	57.4	59.8	118.8	116.4
Refining margin	$156.8	$269.2	$425.2	$604.9
Adjusting items
Net inventory LCM valuation loss (benefit)	(1.9)	(7.9)	(10.7)	(9.6)
Other inventory impact (1) (2)	14.6	96.5	13.2	173.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	6.7	9.1	(25.5)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	0.1	—	6.3	—
Total adjusting items	12.9	95.3	17.9	138.5
Adjusted refining margin	$169.7	$364.5	$443.1	$743.4
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

Calculation of Net Debt	June 30, 2024	December 31, 2023
Long-term debt - current portion	$9.5	$44.5
Long-term debt - non-current portion	2,452.2	2,555.3
Total long-term debt	2,461.7	2,599.8
Less: Cash and cash equivalents	657.9	822.2
Net debt - consolidated	1,803.8	1,777.6
Less: DKL net debt	1,561.2	1,700.0
Net debt, excluding DKL	$242.6	$77.6

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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